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                                  EXHIBIT 5.1
          OPINION OF BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG


                                April 25, 2001

     U.S. Laboratories Inc.
     7895 Convoy Court, Suite 18
     San Diego, CA 92111

          Re: Registration Statement on Form SB-2

     Dear Gentlemen:

          This opinion is being furnished in connection with the Registration Statement on Form SB-2 (together with all amendments thereto, the "Registration Statement") of U.S. Laboratories Inc. (the "Company"), under the Securities Act of 1933, as amended, for the registration of 1,520,000 shares of common stock, $.01 par value (the "Common Stock"), and redeemable warrants to purchase 100,000 shares of the Common Stock (the "Warrants"), as described in the Registration Statement.

          We have made such legal and factual investigation as we deemed necessary for purposes of this opinion. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

          We have examined and are familiar with the following:

          (a) Certificate of Incorporation of the Company as filed in the Office of the Secretary of State of the State of Delaware and all amendments thereto;

          (b)  Bylaws of the Company and all amendments thereto;

          (c) the Registration Statement, including the prospectus constituting a part thereof (the "Prospectus");

          (d) The proceedings of the Board of Directors of the Company in connection with or with respect to the issuance and sale of the Common Stock and Warrants to be offered by the Company; and

          (e) Any other documents, Company records, and matters of law as we deemed pertinent.
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Barack Ferrazzano Kirschbaum Perlman & Nagelberg

     U.S. Laboratories Inc.
     Page 2

          We call your attention to the fact that we are qualified to practice law in the State of Illinois and express no opinion concerning any law outside of the State of Illinois other than the General Corporation Law of the State of Delaware and the laws of the United States of America.

          Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that the Common Stock and Warrants covered by the Registration Statement to be offered by the Company are duly authorized and
     (i) after the Registration Statement is duly completed, filed and becomes effective, (ii) after any post-effective amendment required by law is duly completed, filed and becomes effective, (iii) when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with, and (iv) when the Common Stock and Warrants are issued and delivered to investors against payment of the appropriate consideration, the Common Stock and Warrants each will be duly and validly issued, fully paid and nonassessable.

          We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to advise you of any change in the foregoing subsequent to the date of this opinion (even though the change may affect the legal conclusion stated in this opinion letter).

          We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/ BARACK FERRAZZANO KIRSCHBAUM
                                   PERLMAN & NAGELBERG
                                   --------------------------------
                                   BARACK FERRAZZANO KIRSCHBAUM
                                   PERLMAN & NAGELBERG